Exhibit 99.1

Sarepta Investor Contact:

Erin Cox

857.242.3714

ecox@sarepta.com

Sarepta Media Contact:

Jim Baker

857.242.3710

jbaker@sarepta.com

Sarepta Therapeutics Announces At-the-Market Equity Offering Facility

CAMBRIDGE, MA, July 3, 2013 — Sarepta Therapeutics, Inc. (NASDAQ: SRPT), a developer of innovative RNA-based therapeutics, entered into an At-the-Market (ATM) equity offering sales agreement with Further Lane Securities, L.P., on July 3, 2013, under which Sarepta may, from time to time, offer and sell shares of its common stock having an aggregate value of up to $125 million through Further Lane. Sarepta intends to use any proceeds from this offering for general corporate purposes, including for manufacturing scale up for eteplirsen, the planned confirmatory Phase III clinical study of eteplirsen and early development activities related to follow-on Duchenne muscular dystrophy drugs and other programs.

Under the ATM equity offering sales agreement, sales of common stock, if any, through Further Lane, will be made by means of ordinary brokers’ transactions, in privately negotiated transactions, or otherwise, at market prices prevailing at the time of sales, prices related to prevailing market prices or negotiated prices.

The common stock will be offered under the company’s existing effective shelf registration statement (including a prospectus) filed with the Securities and Exchange Commission. A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission. Any offer, solicitation or sale will be made only by means of the prospectus supplement and the accompanying prospectus. Current and potential investors should read the prospectus in the registration statement, and the prospectus supplement relating to the at-the-market offering and other documents the company has filed with the SEC for more complete information about Sarepta and the at-the-market offering program.

A copy of the prospectus supplement and accompanying prospectus relating to these securities may be obtained by contacting Donjon Group c/o Further Lane Securities, L.P., 555 Madison Avenue, 12th Floor, New York, NY 10022, or by calling (646) 652-5862.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor may there be any sale of Sarepta’s common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state or jurisdiction.

About Sarepta Therapeutics

Sarepta Therapeutics is focused on developing first-in-class RNA-based therapeutics to improve and save the lives of people affected by serious and life-threatening rare and infectious diseases. Sarepta’s diverse pipeline includes its lead program eteplirsen, for Duchenne muscular dystrophy, as well as potential treatments for some of the world’s most lethal infectious diseases. Sarepta aims to build a leading, independent biotech company dedicated to translating its RNA-based science into transformational therapeutics for patients who face significant unmet medical needs.

Forward-Looking Statements and Information

This news release contains forward-looking statements regarding the company’s offering from time to time of common stock and the associated use of proceeds, and is based on the company’s current expectations and judgment. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements.

These forward-looking statements involve risks and uncertainties, many of which are beyond Sarepta’s control. Known risk factors include, among others: market conditions; clinical trials may not demonstrate safety and efficacy of any of Sarepta’s drug candidates and/or Sarepta’s antisense-based technology platform; development of any of Sarepta’s drug candidates may not result in funding from the U.S. government in the anticipated amounts or on a timely basis, if at all; scale-up of manufacturing may not be successful and any of Sarepta’s drug candidates may fail in development, may not receive required regulatory approvals (including Subpart H accelerated approval), or be delayed to a point where they do not become commercially viable; Sarepta may need additional funds to conduct research and development efforts.

Any of the foregoing risks could materially and adversely affect Sarepta’s business, results of operations and the trading price of Sarepta’s common stock. For a detailed description of risks and uncertainties Sarepta faces, you are encouraged to review the official corporate documents filed with the Securities and Exchange Commission. Sarepta does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.